UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42130	47-4903308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 976-5448

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	TEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement

On February 3, 2025 (the “Closing Date”), in conjunction with closing the acquisition of Ambry Genetics Corporation, a Delaware corporation (“Ambry”), pursuant to that certain Securities Purchase Agreement, dated November 4, 2024, by and between Tempus AI, Inc. (the “Company”), REALM IDx, Inc., a Delaware corporation (“Seller”), and solely for the limited purposes set forth therein, Seller’s ultimate parent, Konica Minolta, Inc., a Japanese corporation, the Company entered into a Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement (the “Amendment Agreement”) by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto, Ares Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”), and ACF Finco I LP, as revolving agent. The Amendment Agreement amends the terms of that certain Credit Agreement, dated as of September 22, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Credit Agreement” and as amended by the Amendment Agreement, the “Credit Agreement”), by and among the Company, the lenders party thereto and the Administrative Agent to, among other things, establish (i) $200.0 million in additional senior secured term loan commitments (the “Third Amendment Term Loan Facility” and the incremental term loans funded thereunder, the “Third Amendment Term Loans”) and (ii) $100.0 million in priority revolving commitments (the “Priority ABL Facility”, the revolving commitments thereunder, the “Revolving Commitments”, and the revolving loans funded thereunder, the “Revolving Loans”). The Company borrowed $200.0 million in Third Amendment Term Loans and $100.0 million in Revolving Loans on the Closing Date to fund, in part, the consideration payable in connection with its acquisition of Ambry.

The Third Amendment Term Loan Facility and the Priority ABL Facility mature on February 3, 2030. The term loans outstanding under the Existing Credit Agreement as of, but immediately prior to effectiveness of, the Amendment Agreement (such loans, together with the Third Amendment Term Loans, the “Term Loans”) mature in September 2027.

Through December 31, 2025, interest on the Term Loans accrues at a per annum rate as follows: (i) for any interest period for which the Company elects to pay interest in cash, the cash interest rate for Base Rate and Term SOFR borrowings will be the Base Rate plus 6.25% and Term SOFR plus 7.25%, respectively, and (ii) for any interest period for which the Company elects to pay interest in kind, the cash interest rate for Base Rate and Term SOFR borrowings will be the Base Rate plus 4% and Term SOFR plus 5%, respectively, and the paid-in-kind interest rate will be 3.25%. From and after January 1, 2026, interest on the Term Loans accrues at a per annum rate as follows: (i) for any interest period for which the Company elects to pay interest in cash, the cash interest rate for Base Rate and Term SOFR borrowings will be the Base Rate plus a margin ranging from 5.75% to 6.75% and Term SOFR plus a margin ranging from 6.75% to 7.75%, respectively, and (ii) for any interest period for which the Company elects to pay interest in kind, the cash interest rate for Base Rate and Term SOFR borrowings will be the Base Rate plus a margin of 4% or 4.5% and Term SOFR plus a margin of 5% or 5.5%, respectively, and the paid-in-kind interest rate will be 3.25%. The applicable margin for any interest period for which the Company elects to pay interest in cash will be based on the Company’s consolidated first lien leverage ratio and whether the Company has satisfied certain junior capital raising requirements. The applicable margin for any interest period for which the Company elects to pay interest in kind will be based on whether the Company has satisfied certain junior capital raising requirements.

Interest on the Revolving Loans accrues at a per annum rate equal to either, the Base Rate plus 2.75% or Term SOFR plus 3.75%. At all times prior to the termination of the Revolving Commitments, to the extent that, on any date, the outstanding aggregate principal amount of Revolving Loans is less than the greater of (x) 50.0% of the Revolving Commitments and (y) $50.0 million, the amount of interest payable on account of the Revolving Loans shall be equal to the amount of interest that would be payable had the outstanding principal amount of the Revolving Loans equaled the greater of (x) 50.0% of the Revolving Commitments and (y) $50.0 million (the “Minimum Revolving Interest Amount”). A commitment fee will accrue on the unused amount of the Revolving Commitments at a per annum rate of 0.50%; provided, however, that no such fee shall accrue to the extent the Company is being charged the Minimum Revolving Interest Amount.

The Company’s obligations under the Credit Agreement are guaranteed by certain of its subsidiaries and secured by substantially all of the Company’s and such subsidiaries’ assets. The Company has the right at any time and from time to time to prepay any of the Term Loans or Revolving Loans in whole or in part, subject, with respect to the Term Loans, to certain prepayment fees.

The Credit Agreement contains customary representations, warranties, and covenants, including but not limited to, restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness, dispose of its assets, incur liens, make investments, and pay dividends or other distributions, in each case subject to specified exceptions. The Credit Agreement also contains financial covenants as to minimum liquidity, minimum revenue and, from and after the fiscal quarter ending March 31, 2027, maximum first lien leverage.

The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Credit Agreement.

The summary of the material terms of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the actual agreement, a conformed copy of which is attached as Annex A to the Amendment Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of February 3, 2025, by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto, Ares Capital Corporation, as administrative agent and ACF Finco I LP, as revolving agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempus AI, Inc.
Dated: February 3, 2025
	By:	/s/ James Rogers
James Rogers
Chief Financial Officer